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Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine
Eligibility of a Trustee Pursuant to
Section 305(b)(2) ☐

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota (Address of principal executive offices)	55402 (Zip Code)

Steven A. Finklea
U.S. Bank National Association
8 Greenway Plaza, Suite 1100
Houston, Texas 77046
(713) 212-7576
(Name, address and telephone number of agent for service)

SUMMIT MIDSTREAM PARTNERS, LP
SUMMIT MIDSTREAM HOLDINGS, LLC
SUMMIT MIDSTREAM FINANCE CORP.
(Issuer with respect to the Securities)

Delaware Delaware Delaware (State or other jurisdiction of incorporation or organization)	45-5200503 45-1649688 80-0930343 (I.R.S. Employer Identification No.)
1790 Hughes Landing Boulevard Suite 500 The Woodlands, Texas (Address of Principal Executive Offices)	77380 (Zip Code)

Debt Securities
(Title of the Indenture Securities)

 FORM T-1

Item 1.    GENERAL INFORMATION.    Furnish the following information as to the Trustee.

a)
Name and address of each examining or supervising authority to which it is subject.

  Comptroller of the Currency
  Washington, D.C.

b)
Whether it is authorized to exercise corporate trust powers.

  Yes

Item 2.    AFFILIATIONS WITH OBLIGOR.    If the obligor is an affiliate of the Trustee, describe each such affiliation.

  None

Items 3-15    Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.    LIST OF EXHIBITS:    List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*
2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.
3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.
4.	A copy of the existing bylaws of the Trustee.**
5.	A copy of each Indenture referred to in Item 4. Not applicable.
6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.
7.	Report of Condition of the Trustee as of March 31, 2017 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*
Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

**
Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR, Registration Number 333-199863 filed on November 5, 2014.

 SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Houston, State of Texas on the 6th of July 2017.

By:	/s/ STEVEN A. FINKLEA Steven A. Finklea Vice President

 Exhibit 2

CERTIFICATE OF CORPORATE EXISTENCE

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

        1.     The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

        2.     "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today, October 28, 2016, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.
Comptroller of the Currency

 Exhibit 3

CERTIFICATION OF FIDUCIARY POWERS

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

        1.     The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

        2.     "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today, October 28, 2016, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.
Comptroller of the Currency

 Exhibit 6

CONSENT

        In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: July 6, 2017

By:	/s/ STEVEN A. FINKLEA Steven A. Finklea Vice President

 Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 3/31/2017

($000's)

3/31/2017
Assets
Cash and Balances Due From Depository Institutions	$20,286,216
Securities	109,425,081
Federal Funds	6,277
Loans & Lease Financing Receivables	271,757,654
Fixed Assets	4,607,606
Intangible Assets	12,967,640
Other Assets	23,934,632

Total Assets	$442,985,106
Liabilities
Deposits	$346,548,026
Fed Funds	1,082,176
Treasury Demand Notes	0
Trading Liabilities	1,077,223
Other Borrowed Money	30,907,144
Acceptances	0
Subordinated Notes and Debentures	3,800,000
Other Liabilities	12,674,854

Total Liabilities	$396,089,423
Equity
Common and Preferred Stock	18,200
Surplus	14,266,915
Undivided Profits	31,804,360
Minority Interest in Subsidiaries	806,208

Total Equity Capital	$46,895,683
Total Liabilities and Equity Capital	$442,985,106

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FORM T-1
  Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.
  Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
  Items 3-15 Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.
  Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.
SIGNATURE
Exhibit 2
CERTIFICATE OF CORPORATE EXISTENCE
Exhibit 3
CERTIFICATION OF FIDUCIARY POWERS
Exhibit 6
CONSENT
Exhibit 7 U.S. Bank National Association Statement of Financial Condition As of 3/31/2017 ($000's)